Exhibit 4(U)

                              [depository legend]

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO.                                                         CUSIP NO.


                                    TXU CORP.

           4.80 % EXCHANGE SERIES O SENIOR NOTES DUE NOVEMBER 15, 2009

     TXU CORP., a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of __________________ on November 15, 2009, and to pay interest on said principal sum semi-annually on May 15 and November 15 of each year commencing May 15, 2005 (each an Interest Payment Date) at the rate of 4.80% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from November 26, 2004, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date, so long as the Securities of this series remain in book-entry form, otherwise the 15th calendar day next preceding such Interest Payment Date, provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                  Payment of the principal of and interest on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto; and provided further, that so long as the Securities of this series are registered in the name of The Depository Trust Company or a nominee thereof, all payments of principal and interest in respect of the Securities of this series will be made in immediately available funds.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   TXU Corp.


                                   By:_______________________________________



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                   THE BANK OF NEW YORK, as Trustee



                                   By:_______________________________________
                                      Authorized Signatory

                         REVERSE OF SERIES O SENIOR NOTE

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities Series O), dated as of November 1, 2004 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on November 26, 2004 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

REDEMPTION

         The Securities of this series will be redeemable at the option of the Company prior to the Stated Maturity (each a "Redemption Date"), in whole or in part, at any time. The Company will give notice of its intent to redeem such Securities of this series at least 30 days but no more than 60 days prior to the Redemption Date. If the Company redeems all or any part of the Securities of this series, it will pay a Redemption Price (the "Redemption Price") equal to the greater of

         (1) 100% of the principal amount of the Securities of this series being redeemed, and

         (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding any portion of any such interest accrued to the Redemption Date) on the Securities of this series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued interest on those Securities of this series to the Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities of this series to be redeemed.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H. 15 Daily Update of the Federal Reserve Bank or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date.

         "H.15(519)" means the weekly statistical release entitled "H.15 (519) Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

         "Reference Treasury Dealer" means Citigroup Global Markets Inc., and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

         The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of "Comparable Treasury Issue" and "Comparable Treasury Price," the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price of the Securities of this series.

         In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: "The Redemption Price of the Senior Notes to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Senior Notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (excluding any portion of any such interest accrued to the Redemption Date) on the Securities of this series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued interest on the principal amount hereof to the Redemption Date."

         If at the time notice of redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are received.

         Upon payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer's Certificate described above.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part. The Company shall not be required to make transfers or exchanges of the Securities of this series for a period of 15 days next preceding an Interest Payment Date.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Unless an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series may be assigned by the Company to, and be assumed in whole, on a full recourse basis, by a wholly owned Subsidiary of the Company at any time; provided, however, that such assumption shall be subject to, and permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the Trustee and shall, inter alia, include modifications and amendments to the Indenture making the obligations under the Securities of this series and under the Indenture to the extent related to such series primary obligations of such Subsidiary, substituting such Subsidiary of the Company for the Company in the form of the Securities of this series and in provisions of the Indenture to the extent related to this series and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture to the extent related to this series; and (b) the Trustee shall have received (i) an executed counterpart of such assumption agreement and supplemental indenture; (ii) evidence satisfactory to the Trustee and the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards (collectively, "Governmental Actions") relating to such assumption have been duly obtained and are in full force and effect, (iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption, (iv) an Opinion of Counsel to the effect that the Holders of the Securities of this series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such assignment and assumption and (v) an Opinion of Counsel for such Subsidiary, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by such Subsidiary,
(B) the execution and delivery by such Subsidiary of such supplemental indenture and the consummation of the transactions contemplated thereby do not contravene any provision of law or any governmental rule applicable to such Subsidiary or any provision of such Subsidiary's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of such Subsidiary's properties or assets under any indenture, mortgage, contract or other agreement to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect and (D) such agreement and supplemental indenture constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.

         At the time of such assumption the Company will issue an unconditional guarantee of the Securities of this series which guarantee shall be in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will remain fully and unconditionally liable for the payment of the obligations of such assuming Subsidiary under the Securities of this series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Securities of this series.

Other than the obligation to make payments of the principal of, premium, if any, and interest on the Securities of this series and payments to the Trustee under
Section 907 of the Indenture, the Company shall be released and discharged from all other obligations under the Indenture.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The following increases or decreases in this Global Note have been made:

-------------------- ---------------------- ----------------------- ---------------------- ----------------------
Date of Exchange     Amount of decrease     Amount of increase in   Principal Amount of    Signature of
                     in Principal Amount    Principal Amount of     this Global Note       authorized signatory
                     of this Global Note    this Global Note        following such         of Corporate Trustee
                                                                    decrease or increase   or Securities
                                                                                           Custodian
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